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                                                                    EXHIBIT 5


                      [GIBSON, DUNN & CRUTCHER LETTERHEAD]



                                 April 11, 1994



(310) 552-8500                                                   C 47036-00166


CKE Restaurants, Inc.
1200 North Harbor Boulevard
Anaheim, California  92803

                 Re: Registration Statement on Form S-4 with respect to 20,553,942 Shares of Common Stock

Ladies and Gentlemen:

                 We have acted as counsel to CKE Restaurants, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 on Form S-4 (Registration No. 33-52523) (the "Registration Statement") of 20,553,942 shares of the Company's Common Stock $.01 par value (the "Shares"), to be issued by the Company in connection with the reorganization of Carl Karcher Enterprises, a California corporation, into a holding company structure. As such counsel we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion, have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization and issuance of the Shares.

                 Based on the foregoing, it is our opinion that upon the issuance of the Shares in the manner described in the Registration Statement and in the Plan of Reorganization and Agreement of Merger attached as an exhibit to the Proxy Statement constituting a part thereof, the Shares will be validly issued, fully paid and nonassessable.
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GIBSON, DUNN & CRUTCHER

CKE Restaurants, Inc.
April 11, 1994
Page 2


                 We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement, and we consent to the use of our name under the heading "Legal Opinion" in the Proxy Statement, constituting a part thereof.

                                          Very truly yours,

                                      /s/ GIBSON, DUNN & CRUTCHER

                                          GIBSON, DUNN & CRUTCHER

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